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As filed with the Securities and Exchange Commission on June 1, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THERMON GROUP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3629 (Primary Standard Industrial Classification Code Number)	27-2228185 (IRS Employer Identification Number)

100 Thermon Drive, San Marcos, Texas 78666, (512) 396-5801
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Rodney Bingham
President and Chief Executive Officer
Thermon Group Holdings, Inc.
100 Thermon Drive
San Marcos, Texas 78666
(512) 396-5801
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:
Robert L. Verigan
Michael P. Heinz
Sidley Austin LLP
One South Dearborn Street
Chicago, Illinois 60603
(312) 853-7000

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after the effective date of this registration statement.

             If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

             If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

             If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Primary offering:
Common stock, par value $0.001 per share	(1)	(2)	(1)	—

Preferred stock, par value $0.001 per share	(1)	(2)	(1)	—

Debt securities	(1)	(2)	(1)	—

Warrants(3)	(1)	(2)	(1)	—

Stock purchase contracts(4)	(1)	(2)	(1)	—

Stock purchase units(5)	(1)	(2)	(1)	—

Total primary offering	—	—	$250,000,000.00	$28,650.00(6)

Secondary offering:
Common stock, par value $0.001 per share	18,079,940	$20.46(7)	$369,915,572.40	$42,392.32

Total			$619,915,572.40	$71,042.32

(1)
This registration statement covers such indeterminate number of shares of common stock, preferred stock, debt securities, warrants, stock purchase contracts and stock purchase units as may be issued by the registrant at indeterminable prices, but with an aggregate initial offering price not to exceed $250,000,000. The securities registered hereunder are to be issued or sold from time to time and at prices to be determined. The securities registered hereunder also include securities that may be purchased by underwriters to cover over-allotments, if any.

(2)
Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II D of Form S-3.

(3)
Warrants may be sold separately or together with any of the securities registered hereby and may be exercisable for debt securities, preferred stock or common stock registered hereby. Pursuant to Rule 457(g), no separate registration fee is required with respect to the warrants.

(4)
Stock purchase contracts may be issued separately or as stock purchase units.

(5)
Stock purchase units may consist of a stock purchase contract and debt securities or preferred stock registered under this registration statement or debt obligations of third parties, including U.S. treasury securities, securing the holders' obligations to purchase the common stock or preferred stock under the stock purchase contracts.

(6)
Calculated pursuant to Rule 457(o) under the Securities Act of 1933.

(7)
Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low sales prices of our common stock on the New York Stock Exchange on May 24, 2012.

             The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and neither we nor the selling stockholders are soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated June 1, 2012

PROSPECTUS

Thermon Group Holdings, Inc.

$250,000,000 Aggregate Offering Price of Common Stock,
Preferred Stock, Debt Securities, Warrants,
Stock Purchase Contracts and Stock Purchase Units Offered by
Thermon Group Holdings, Inc.

18,079,940 Shares of Common Stock Offered by the Selling Stockholders

        We may offer and sell, from time to time, in one or more offerings, common stock, preferred stock, debt securities, warrants, stock purchase contracts and stock purchase units for an aggregate initial offering price up to $250,000,000 in amounts, at prices and on terms that will be determined at the time of any such offering.

        In addition, from time to time, this prospectus may also be used by the selling stockholders identified in this prospectus or in the applicable prospectus supplement to sell up to 18,079,940 shares of our common stock. We will not receive any proceeds from the sales of shares of common stock by the selling stockholders. This prospectus does not necessarily mean that the selling stockholders will offer or sell any shares. We cannot predict when or in what amounts the selling stockholders may sell any of the shares offered by this prospectus or any prospectus supplement. The prices at which the selling stockholders may sell the shares will be determined by the prevailing market price for the shares of our common stock or in negotiated transactions.

        Each time we or the selling stockholders offer securities using this prospectus, we will provide specific terms of the offering in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement contained in this prospectus is deemed modified or superseded by any inconsistent statement contained in an accompanying prospectus supplement. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference in this prospectus, carefully before you invest.

        Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol "THR." On May 31, 2012, the closing price of our common stock was $20.31. We have not determined whether we will list any of the other securities we may offer on any exchange or over-the-counter market. If we decide to seek the listing of any such securities, the prospectus supplement will identify the exchange or market.

        Investing in our securities involves risks. See "Risk Factors" beginning on page 4 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        We or the selling stockholders may sell securities directly or to or through underwriters, dealers or agents. For additional information on the method of sale, you should refer to the section entitled "Plan of Distribution." The names of any underwriters, dealers or agents involved in the sale of any securities and the specific manner in which they may be offered, including any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth in the prospectus supplement covering the sale of those securities.

Prospectus dated                            , 2012

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under the shelf registration process, we may offer and sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus having an aggregate initial offering price of up to $250,000,000. In addition, the selling stockholders may offer and sell, from time to time, up to 18,079,940 shares of our common stock, in one or more offerings and at prices and on terms that they determine at the time of the offering, as described in this prospectus.

        This prospectus provides you with a general description of the securities we may offer and the common stock the selling stockholders may offer. Each time we or the selling stockholders offer securities using this prospectus, we will provide you with a prospectus supplement or other offering materials that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change the information in this prospectus. Please carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated and deemed to be incorporated by reference in this prospectus and the additional information described below under the heading "Where You Can Find More Information."

        As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved. You should rely only on the information incorporated or deemed to be incorporated by reference or provided in this prospectus and the applicable prospectus supplement. Neither we nor the selling stockholders have authorized any person to provide you with any information or to make any representation that is different from, or in addition to, the information and representations contained in this prospectus and any applicable prospectus supplement or in any of the documents that are incorporated by reference herein or therein. If anyone provides you with different or inconsistent information, you should not rely on it.

        You should assume that the information appearing in this prospectus and any applicable prospectus supplement, as well as the information contained in any document incorporated by reference herein or therein, is accurate as of the date of each such document only, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

        Unless otherwise specified or the context otherwise requires, references to "$" or "dollars" in this prospectus or any prospectus supplement are to United States dollars, and the terms "Thermon," "we," "our," "us" and the "Company," as used in this prospectus or any prospectus supplement, refer to Thermon Group Holdings, Inc. and its directly and indirectly owned subsidiaries as a combined entity. Our fiscal year ends on March 31, so references to a particular "fiscal" year are to the twelve months ended on March 31 of the given calendar year.

 MARKET AND INDUSTRY DATA

        Certain market and industry data included or incorporated by reference in this prospectus has been obtained from third party sources that we believe to be reliable. We have not independently verified such third party information and cannot assure you of its accuracy or completeness. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the headings "Cautionary Statement Regarding Forward-Looking Statements" and "Risk Factors" in this prospectus.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus includes forward-looking statements within the meaning of the U.S. federal securities laws in addition to historical information. These forward-looking statements are included throughout this prospectus, including in the sections entitled "About this Prospectus," "Market and Industry Data," "Our Company" and "Risk Factors" and include, without limitation, statements regarding our industry, business strategy, plans, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words "anticipate," "assume," "believe," "budget," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "will," "future" and similar terms and phrases are intended to identify forward-looking statements in this prospectus.

        Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our financial condition, results of operations and cash flows. The statements include but are not limited to statements regarding: (i) our plans to strategically pursue emerging growth opportunities in diverse regions and across industry sectors; (ii) our plans to secure more new facility, or Greenfield, project bids; (iii) our ability to generate facility maintenance, repair and operations, or upgrades or expansions, or MRO/UE, revenue, from our existing and future installed base; (iv) our ability to timely deliver backlog; (v) our ability to respond to new market developments and technological advances; (vi) our expectations regarding energy consumption and demand in the future and its impact on our future results of operations; (vii) our plans to develop strategic alliances with major customers and suppliers; (viii) our expectations that our revenues will continue to increase; (ix) our belief in the sufficiency of our cash flows to meet our needs for the next year; and (x) our expectations regarding anticipated benefits from the recently completed expansion of our principal manufacturing facility in San Marcos, Texas.

        Actual events, results and outcomes may differ materially from our expectations due to a variety of factors. Although it is not possible to identify all of these factors, they include, among others, (i) general economic conditions and cyclicality in the markets we serve; (ii) future growth of energy and chemical processing capital investments; (iii) changes in relevant currency exchange rates; (iv) our ability to comply with the complex and dynamic system of laws and regulations applicable to international operations; (v) a material disruption at any of our manufacturing facilities; (vi) our dependence on subcontractors and suppliers; (vii) our ability to obtain standby letters of credit, bank guarantees or performance bonds required to bid on or secure certain customer contracts; (viii) competition from various other sources providing similar heat tracing products and services, or other alternative technologies, to customers; (ix) our ability to attract and retain qualified management and employees, particularly in our overseas markets; (x) our ability to continue to generate sufficient cash flow to satisfy our liquidity needs; and (xi) the extent to which federal, state, local and foreign governmental regulation of energy, chemical processing and power generation products and services limits or prohibits the operation of our business. Any one of these factors or a combination of these factors could materially affect our future results of operations and could influence whether any forward-looking statements contained in this prospectus ultimately prove to be accurate. See also "Risk Factors" included elsewhere in this prospectus regarding the additional factors that have impacted or may impact our business and operations.

        Our forward-looking statements are not guarantees of future performance, and actual results and future performance may differ materially from those suggested in any forward-looking statements. We do not intend to update these statements unless we are required to do so under applicable securities laws.

 OUR COMPANY

        We are one of the largest providers of highly engineered thermal solutions for process industries. For over 50 years, we have served a diverse base of thousands of customers around the world in attractive and growing markets, including energy, chemical processing and power generation. We are a global leader and one of the few thermal solutions providers with a global footprint and a full suite of products (heating cables, tubing bundles and control systems) and services (design optimization, engineering, installation and maintenance services) required to deliver comprehensive solutions to complex projects. We serve our customers locally through a global network of sales and service professionals and distributors in more than 30 countries and through our four manufacturing facilities on three continents. These capabilities and longstanding relationships with some of the largest multinational energy, chemical processing, power and engineering, procurement and construction, or EPC, companies in the world have enabled us to diversify our revenue streams and opportunistically access high growth markets worldwide.

        Our thermal solutions, also referred to as heat tracing, provide an external heat source to pipes, vessels and instruments for the purposes of freeze protection, temperature and flow maintenance and environmental monitoring. Customers typically purchase our products when constructing a new facility, which we refer to as Greenfield projects, or when performing maintenance, repair and operations on a facility's existing heat-traced pipes or upgrading or expanding a current facility, which we refer to collectively as MRO/UE. Our products are low in cost relative to the total cost of a typical processing facility, but critical to the safe and profitable operation of the facility.

        The business of the Company was founded as a partnership in October 1954 and later incorporated in Texas in 1960. Thermon Group Holdings, Inc. was incorporated in the State of Delaware in 2010. Our principal executive office is located at 100 Thermon Drive, San Marcos, Texas 78666, and our telephone number is (512) 396-5801. Our website address is www.thermon.com. Information on, or accessible through, our website is not a part of this prospectus or any applicable prospectus supplement and is not incorporated by reference in this prospectus.

RISK FACTORS

        An investment in our securities involves a high degree of risk. You should consider carefully the risk factors contained in our most recent Annual Report on Form 10-K, filed with the SEC and incorporated by reference herein. You should also carefully consider the information set forth under "Risk Factors" in any applicable prospectus supplement and in our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, subsequent to our most recent Annual Report on Form 10-K and incorporated by reference herein. You should also consider all other information contained in and incorporated by reference in this prospectus or any applicable prospectus supplement before making an investment decision. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, financial condition, results of operations and prospects and could result in a complete loss of your investment.

USE OF PROCEEDS

        Unless we state otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes, including capital expenditures, working capital, repayment or reduction of long-term and short-term debt and the financing of acquisitions. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purposes.

        We will not receive any proceeds from sales of shares of our common stock by any selling stockholder named in this prospectus or in any prospectus supplement. The proceeds from such an offering would be solely for the account of the selling stockholders. We have agreed, however, to pay certain expenses relating to the registration of the shares of common stock under applicable securities laws.

 RATIOS OF EARNINGS TO FIXED CHARGES

        Our ratios of earnings to fixed charges for each of the periods indicated are set forth below. The information set forth below should be read together with the financial statements and the accompanying notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the year ended March 31, 2011 and in our Quarterly Report on Form 10-Q for the three and nine months ended December 31, 2011, each of which is incorporated by reference herein.

	Pre-Predecessor	Pre-Predecessor/ Predecessor Combined (Non-GAAP)(1)	Predecessor		Predecessor/ Successor Combined (Non-GAAP)(2)		Successor
	Fiscal Year Ended March 31,					Nine Months Ended December 31,
	2007	2008	2009	2010	2011	2010	2011
Ratio of earnings to fixed charges(3)	12.0x	1.1x	3.8x	5.2x	(4)	(4)	1.6x

(1)
Derived from the consolidated financial statements of Thermon Industries, Inc. ("Pre-Predecessor") for the period from April 1, 2007 through August 29, 2007 and the consolidated financial statements of Thermon Holdings, LLC ("Predecessor") for the period from August 30, 2007 through March 31, 2008.

(2)
Derived from the consolidated financial statements of Predecessor for the period from April 1, 2010 through April 30, 2010, and the consolidated financial statements of the Company ("Successor") for the period from April 30, 2010 through March 31, 2011.

(3)
For purposes of computing the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense, amortization of deferred financing fees and one-third of rental expense, which amount management believes is representative of the interest component of rental expense.

(4)
Earnings were insufficient to cover fixed charges in fiscal 2011 and the nine months ended December 31, 2010 by $56.2 million and $52.2 million, respectively, due to increased interest and amortization expenses, financing fees and other non-recurring expenses related to the acquisition of a controlling interest in us by an investor group led by our private equity sponsors, as described below, which was completed on April 30, 2010.

SELLING STOCKHOLDERS

        This prospectus also relates to the possible offering and sale, from time to time, of up to 18,079,940 shares of our common stock by CHS Capital LLC, or CHS; Thompson Street Capital Partners II, L.P., or TSCP; and Crown Investment Series LLC—Series 4, or Crown, or affiliates thereof, which we refer to collectively as our private equity sponsors, and certain of our current and former executive officers, employees and directors. Information about our private equity sponsors and current and former officers, employees and directors that may offer shares of common stock pursuant to this prospectus will be set forth in one or more prospectus supplements or in filings that we make with the SEC under the Exchange Act that are incorporated by reference in this prospectus. Each of our private equity sponsors and current and former officers, employees and directors who may offer shares of common stock pursuant to this prospectus acquired the shares in transactions that occurred prior to the date of the filing of the registration statement of which this prospectus forms a part. Our private equity sponsors, led by CHS, acquired their shares as part of the April 2010 acquisition of a controlling interest in the Company. The acquisition was financed in part by an equity investment by our private equity sponsors and certain current and former members of management and key employees, whom we collectively refer to as the management investors. Our private equity sponsors and management investors acquired 24,875,669 shares of our common stock in exchange for an aggregate investment of $129,252,000. Our private equity sponsors and management investors sold 6,074,902 shares of our common stock as part of our initial public offering, or IPO.

Material Relationships with Selling Stockholders

Securityholder Agreement

        The selling stockholders and certain of our other existing equity holders are parties to an amended and restated securityholder agreement, as amended, which we refer to as the Securityholder Agreement, that sets forth certain significant provisions relating to, among other things, our board of directors, open market transfer restrictions, drag-along rights and registration rights.

        Board of directors.    The Securityholder Agreement provides that each of the parties thereto will vote its shares of our common stock and take all other necessary actions to cause our board of directors to include, so long as CHS owns, in the aggregate, capital stock representing 5% or more of the outstanding shares of our common stock, one director designated by CHS. CHS has the right to remove at any time, and to fill any vacancy arising from time to time with respect to, its respective designated director. In addition, the Securityholder Agreement provides that CHS and TSCP may designate a non-voting observer reasonably acceptable to us to attend any meetings of our board of directors, for so long as each owns, in the aggregate, capital stock representing 5% or more of the outstanding shares of our common stock.

        Transfer restrictions.    The Securityholder Agreement places certain restrictions on the transfer of our securities in the open market by current and former employee stockholders. Pursuant to the terms of the Securityholder Agreement, the management investors have agreed to certain limitations on their sales of our common stock in the open market. The provisions of the Securityholder Agreement effectively limit the aggregate number of shares of our common stock that may be sold during each calendar quarter by each management investor to 12.5% of the shares of common stock held by that management investor (taking into account any vested options) immediately following the sale of shares pursuant to the partial exercise of the underwriters' over-allotment option in the IPO on May 26, 2011. These limitations will cease to apply when CHS no longer owns 10% or more of the outstanding shares of our common stock.

        Drag-along rights.    In the event that CHS approves a sale of the Company (whether by merger, sale of shares of common stock, sale of substantially all of the assets of the Company and our subsidiaries, or otherwise), all other securityholders party to the Securityholder Agreement must, upon CHS' request, sell in such transaction the same percentage of their respective shares of common stock as CHS proposes to sell.

Registration Rights

        Demand registration rights.    The holders of at least a majority of the shares of our common stock that were originally issued to or transferred to CHS (other than those shares sold by CHS in the IPO or pursuant to one or more public offerings under the registration statement of which this prospectus forms a part) may, subject to certain exceptions and conditions, demand registration of part or all of such shares under the Securities Act of 1933, as amended, which we refer to as the Securities Act. Such securityholders are entitled to request an unlimited number of demand registrations and to select the managing underwriter for any public offering pursuant to such a demand registration, subject to our reasonable approval; provided, however, that such a registration may not be demanded during the six-month period immediately following the effective date of any long-form registration statement. We may, but not more than once in any 365-day period, defer such a registration for up to six months if we are advised by our counsel that undertaking such registration would accelerate the disclosure of a material development involving us, and we determine in good faith that such disclosure is not in our best interests. The registration statement of which this prospectus forms a part has been filed pursuant to a request made by CHS pursuant to such demand registration rights.

        Piggyback registration rights.    If, at any time, we determine (or are required as a result of a demand registration) to file a registration statement with the SEC covering any shares of our common stock, other than shares of common stock or other securities that are issuable in an offering to our officers or employees pursuant to an employee benefit plan or in connection with the acquisition of a business, each securityholder party to the Securityholder Agreement will have the right to request that we include their shares of common stock in any such registration statement, subject to specified limitations.

        Cutback.    In connection with the above demand and piggyback registrations, the managing underwriters may limit, including entirely, the number of shares offered for marketing reasons. In such case, the shares to be included in the registration will be prioritized in accordance with the terms of the Securityholder Agreement.

        Expenses.    We are required to pay the expenses associated with preparing and filing any registration statement in connection with the above demand and piggyback registrations, other than any underwriting discounts and commissions applicable to the sale of shares.

Manager Equity Agreements

        We and CHS have entered into manager equity agreements with each of our management investors, which set forth additional provisions relating to the ownership of our securities. Pursuant to the manager equity agreements, each management investor will maintain the confidentiality of our confidential or proprietary information obtained as a result of such management investor's employment and is subject to non-competition and non-solicitation covenants during employment and for a period of two years thereafter. Upon the termination of a management investor's employment for cause, we will have the option to repurchase any of such management investor's securities at the lower of cost or the fair market value (as determined in good faith by our board of directors) of such securities. Rodney Bingham, George P. Alexander and René van der Salm are among the management investors who are party to manager equity agreements.

Management Fee

        In connection with the IPO, we entered into an agreement with our private equity sponsors to terminate the management and consulting services provided under a then existing management services agreement and to eliminate our obligation to pay to them any management fees going forward. Pursuant to the terms of this termination agreement, in May 2011 we paid a one-time cash termination fee in the aggregate amount of $7,356,757 (of which $5,032,570 was paid to CHS, $1,159,936 was paid to TSCP, $1,107,906 was paid to Crown and $56,345 was paid to Star Investment Series LLC—Series 1, an entity related to Crown). Our obligations with respect to the indemnification of our private equity sponsors or their respective affiliates and reimbursement of their expenses were not affected by this termination. We financed the payment of the termination and advisory fees from available cash on hand.

Agreements with Management

        In connection with the IPO, we entered into indemnification agreements with each of our directors and certain officers, including all of our named executive officers. The indemnification agreements and indemnification provisions included in our second amended and restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law. For further information, see Item 10, "Directors, Executive Officers and Corporate Governance—Indemnification of Directors and Officers" in our Annual Report on Form 10-K for the year ended March 31, 2011, which is incorporated by reference herein.

 DESCRIPTION OF CAPITAL STOCK

        The authorized capital of the Company consists of 150,000,000 shares of common stock, $0.001 par value per share, of which 30,351,412 shares are issued and outstanding as of May 31, 2012, and 10,000,000 shares of preferred stock, $0.001 par value per share, of which no shares are issued and outstanding as of the date of this prospectus. The following description of our capital stock is intended as a summary only and is qualified in its entirety by reference to our second amended and restated certificate of incorporation and amended and restated bylaws, and to the applicable provisions of the General Corporation Law of the State of Delaware, which we refer to as the DGCL.

Common Stock

        Shares of our common stock have the following rights, preferences and privileges:

  •
  Voting Rights.  Each outstanding share of common stock entitles its holder to one vote on all matters submitted to a vote of our stockholders, including the election of directors. There are no cumulative voting rights. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes cast by the shares of common stock present in person or represented by proxy and entitled to vote.

  •
  Dividends.  Subject to the rights of the holders of any preferred stock which may be outstanding from time to time, the holders of common stock are entitled to receive dividends as, when and if dividends are declared by our board of directors out of assets legally available for the payment of dividends. We currently intend to retain earnings to finance the growth and development of our business and for working capital and general corporate purposes. In any event, any determination to pay dividends will be at the discretion of our board of directors and will be dependent upon our results of operations and cash flows, our financial position and capital requirements, general business conditions, and legal, tax, regulatory or contractual restrictions on the payment of dividends, including the restrictions contained in the agreements governing our outstanding indebtedness and any other factors our board of directors deems relevant.

  •
  Liquidation.  In the event of a liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, after payment of our liabilities and obligations to creditors and any holders of preferred stock, our remaining assets will be distributed ratably among the holders of shares of common stock on a per share basis.

  •
  Rights and Preferences.  Our common stock has no preemptive, redemption, conversion or subscription rights. The rights, powers, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

  •
  Merger.  In the event we merge or consolidate with or into another entity, holders of each share of common stock will be entitled to receive the same per share consideration.

Preferred Stock

        Our second amended and restated certificate of incorporation provides that the board of directors has the authority, without action by the stockholders, to designate and issue up to 10,000,000 shares of preferred stock in one or more classes or series and to fix for each class or series the powers, rights, preferences and privileges of each series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series, which may be greater than the rights of the holders of the common stock. There are no shares of preferred stock currently outstanding as of the date of this prospectus. Any issuance of shares of preferred stock could adversely affect the voting power of holders of common stock, and the likelihood that the holders will receive dividend payments and payments upon liquidation could have the effect of delaying, deferring or preventing a change in control.

Anti-Takeover Effects of Provisions of Our Second Amended and Restated Certificate of Incorporation, Our Amended and Restated Bylaws and Delaware Law

        Some provisions of Delaware law, our second amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that could have the effect of delaying, deterring or preventing another party from acquiring or seeking to acquire control of us. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage anyone seeking to acquire control of us to negotiate first with our board of directors. However, these provisions may also delay, deter or prevent a change in control or other takeover of our company that our stockholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market price of our common stock, and also may limit the price that investors are willing to pay in the future for our common stock. These provisions may also have the effect of preventing changes in our management.

Certificate of Incorporation and Bylaws

        Our second amended and restated certificate of incorporation and amended and restated bylaws include anti-takeover provisions that:

  •
  authorize our board of directors, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series, and with respect to each series, to fix the number of shares constituting that series and establish the rights and other terms of that series;

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  require that actions to be taken by our stockholders may be taken only at an annual or special meeting of our stockholders and not by written consent;

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  specify that special meetings of our stockholders can be called only by our board of directors, the chairman of our board of directors, our chief executive officer or our president;

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  establish advance notice procedures for stockholders to submit nominations of candidates for election to our board of directors and other proposals to be brought before a stockholders meeting;

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  provide that our amended and restated bylaws may be amended by our board of directors without stockholder approval;

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  allow our directors to establish the size of the board of directors by action of the board, subject to a minimum of three members;

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  provide that vacancies on our board of directors or newly created directorships resulting from an increase in the number of our directors may be filled only by a majority of directors then in office, even though less than a quorum;

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  do not give the holders of our common stock cumulative voting rights with respect to the election of directors; and

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  prohibit us from engaging in certain business combinations with any "interested stockholder" (as defined below) unless specified conditions are satisfied as described below under "—Business Combinations."

Business Combinations

        We have opted out of Section 203 of the DGCL, which regulates corporate takeovers. However, our second amended and restated certificate of incorporation contains provisions that are similar to Section 203 of the DGCL. Specifically, our second amended and restated certificate of incorporation provides that we may not engage in certain "business combinations" with any "interested stockholder" for a three-year period following the time that the person became an interested stockholder, unless:

  •
  prior to the time that person became an interested stockholder, our board of directors approved either the business combination or the transaction which resulted in the person becoming an interested stockholder;

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  upon consummation of the transaction which resulted in the person becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding certain shares; or

  •
  at or subsequent to the time the person became an interested stockholder, the business combination is approved by the board of directors and by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

        Generally, a business combination includes a merger, consolidation, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an interested stockholder is a person who, together with that person's affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock. However, in the case of our company, CHS, TSCP and Crown, and any of their respective permitted transferees receiving 15% or more of our voting stock, will not be deemed to be interested stockholders regardless of the percentage of our voting stock owned by them. These provisions could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

Corporate Opportunity

        Our second amended and restated certificate of incorporation provides that we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any business opportunity that may be from time to time presented to our private equity sponsors or any of their respective affiliates (other than us and our subsidiaries), subsidiaries, officers, directors, agents, stockholders, members, partners and employees and that may be a business opportunity for such private equity sponsor, even if the opportunity is one that we or our subsidiaries might reasonably have pursued or had the ability or desire to pursue if granted the opportunity to do so. No such person will be liable to us for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person, acting in good faith, pursues or acquires any such business opportunity, directs any such business opportunity to another person or fails to present any such business opportunity, or information regarding any such business opportunity, to us unless, in the case of any such person who is our director or officer, any such business opportunity is expressly offered to such director or officer solely in his or her capacity as our director or officer. None of our private equity sponsors has any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us or any of our subsidiaries.

Limitations on Liability and Indemnification of Officers and Directors

        Our second amended and restated certificate of incorporation and amended and restated bylaws limit the liability of our directors to the fullest extent permitted by the DGCL and provide that we will indemnify our officers and directors to the fullest extent permitted by the DGCL. We currently maintain director and officer liability insurance, and intend to continue doing so if such insurance remains available on commercially reasonable terms.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, located at 6201 15th Avenue, Brooklyn, New York 11219.

DESCRIPTION OF DEBT SECURITIES

        This section describes the general terms and provisions of the debt securities that we may issue from time to time in the form of one or more series of debt securities. We may offer secured or unsecured debt securities which may be senior or subordinated and which may be convertible. The applicable prospectus supplement and/or other offering materials will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities. To the extent the applicable prospectus supplement or other offering materials relating to an offering of debt securities are inconsistent with this prospectus, the terms of that prospectus supplement or other offering materials will supersede the information in this prospectus. In this "Description of Debt Securities," unless otherwise indicated, "we," "our," "the Company" and similar words refer to Thermon Group Holdings, Inc. and not any of its subsidiaries.

        The debt securities will be issued under one or more indentures to be entered into between us and one or more trustees. References herein to the "indenture" and the "trustee" refer to the applicable indenture and the applicable trustee pursuant to which any particular series of debt securities is issued. The terms of any series of debt securities will be those specified in or pursuant to the applicable indenture and in the certificates evidencing that series of debt securities and those made part of the indenture by the Trust Indenture Act of 1939, as amended, which we refer to as the Trust Indenture Act. We may issue senior, subordinated and convertible debt securities under the same indenture.

        The following summary of selected provisions of the indenture and the debt securities is not complete, and the summary of selected terms of a particular series of debt securities included in the applicable prospectus supplement also will not be complete. You should review the applicable form of indenture and the applicable form of certificate evidencing the debt securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the indenture or the form of certificate for the debt securities, see "Where You Can Find More Information" in this prospectus. The following summary and the summary in any applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the indenture and the certificates evidencing the debt securities (including any amendments or supplements we may enter into from time to time which are permitted under the debt securities or any indenture), which provisions, including defined terms, are incorporated by reference in this prospectus.

        Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of the Company and will rank junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness, and will be structurally junior to all existing and future indebtedness incurred by our subsidiaries. Any debt securities designated as senior will rank equally with any of our other senior and unsubordinated debt. Any debt securities designated as subordinated will be subordinate and junior in right of payment to any senior indebtedness. There may be subordinated debt securities that are senior or junior to other series of subordinated debt securities.

        The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:

  •
  the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;

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  any limit upon the aggregate principal amount of the debt securities;

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  whether the debt securities will be issued as registered securities, bearer securities or both, and any restrictions on the exchange of one form of debt securities for another and on the offer, sale and delivery of the debt securities in either form;

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  the date or dates on which the principal amount of the debt securities will mature;

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  if the debt securities bear interest, the rate or rates at which the debt securities bear interest, or the method for determining the interest rate, and the date or dates from which interest will accrue;

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  if the debt securities bear interest, the dates on which interest will be payable, or the method for determining such dates, and the regular record dates for interest payments;

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  the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;

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  any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;

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  any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities;

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  if the currency in which the debt securities will be issuable is United States dollars, the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

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  if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

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  the events of default and covenants relevant to the debt securities, including the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of defaults or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

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  the name and location of the corporate trust office of the applicable trustee under the indenture for such series of notes;

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  if other than United States dollars, the currency in which the debt securities will be paid or denominated;

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  if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

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  the designation of the original currency determination agent, if any;

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  if the debt securities are issuable as indexed securities, the manner in which the amount of payments of principal, any premium and interest will be determined;

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  if the debt securities do not bear interest, the dates on which we will furnish to the applicable trustee the names and addresses of the holders of the debt securities;

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  if other than as set forth in an indenture, provisions for the satisfaction and discharge or defeasance or covenant defeasance of that indenture with respect to the debt securities issued under that indenture;

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  the date as of which any bearer securities and any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

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  whether and under what circumstances we will pay additional amounts to non-United States holders in respect of any tax assessment or government charge;

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  whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary and, if applicable, the exchange date;

  •
  if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities, bearer securities or will be in global form and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

  •
  the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;

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  whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;

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  whether the debt securities will be convertible and the terms of any conversion provisions;

  •
  the forms of the debt securities; and

  •
  any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act.

        This prospectus is part of a registration statement that provides that we may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at par or at a discount. Unless otherwise indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

        We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase debt securities, shares of common stock or shares of preferred stock. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

        The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

  •
  the title of the warrants;

  •
  the aggregate number of warrants offered;

  •
  the designation, number and terms of the debt securities, shares of common stock or shares of preferred stock purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

  •
  the exercise price of the warrants;

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  the dates or periods during which the warrants are exercisable;

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  the designation and terms of any securities with which the warrants are issued;

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  if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

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  if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

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  any minimum or maximum amount of warrants that may be exercised at any one time;

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  any terms relating to the modification of the warrants; and

  •
  any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of common stock and number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of units consisting of a stock purchase contract and our debt securities or debt obligations of third parties, securing the holders' obligations to purchase the shares of common stock under the stock purchase contracts, which we refer to in this prospectus as stock purchase units. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice-versa and such payments may be unsecured or prefunded on some basis.

        The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

        We or the selling stockholders may sell the applicable securities covered by this prospectus from time to time in one or more transactions, including, without limitation:

  •
  directly to one or more purchasers;

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  through agents;

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  to or through underwriters, brokers or dealers; or

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  through a combination of any of these methods.

        A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including, without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

        In addition, the manner in which we may sell some or all of the securities covered by this prospectus and the manner in which the selling stockholders may sell their shares of common stock, include, without limitation, through:

  •
  a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

  •
  purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

  •
  ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

  •
  privately negotiated transactions.

        We or the selling stockholders may also enter into hedging transactions. For example, we or the selling stockholders may:

  •
  enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of shares of common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us or the selling stockholders, as applicable, to close out its short positions;

  •
  sell securities short and re-deliver such shares to close out our or the selling stockholders' short positions;

  •
  enter into option or other types of transactions that require us or the selling stockholders, as applicable, to deliver shares of common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the shares of common stock under this prospectus; or

  •
  loan or pledge the shares of common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

        A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

  •
  the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

  •
  the public offering price or purchase price of the securities and the net proceeds, if any, to be received from the sale by us or the selling stockholders;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or markets on which the securities may be listed.

        The offer and sale of the securities described in this prospectus by us, the selling stockholders, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to the prevailing market prices; or

  •
  at negotiated prices.

        Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. The selling stockholders, underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be "underwriters" as defined in the Securities Act. Any discounts or commissions they receive from us or the selling stockholders and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We or the selling stockholders will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement.

        Members of the Financial Industry Regulatory Authority, Inc., or FINRA, may participate in distributions of the offered debt securities. In compliance with the guidelines of FINRA, as of the date of this prospectus, the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8.0% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

        The legality of the securities offered hereby will be passed upon for us by Sidley Austin LLP, Chicago, Illinois. The legality of the securities offered hereby and certain other matters for any underwriters, dealers or agents will be passed upon by counsel as may be specified in the applicable prospectus supplement.

EXPERTS

        Our consolidated financial statements as of March 31, 2011(Successor) and 2010 (Predecessor) of Thermon Holdings, LLC, and the related consolidated statements of operations, members'/shareholders' equity, and cash flows for the period from May 1, 2010 to March 31, 2011(Successor), for the period from April 1, 2010 to April 30, 2010 (Predecessor) and for the years ended March 31, 2010 and 2009 (Predecessor), incorporated in the registration statement of which this prospectus forms a part by reference to the Company's Annual Report on Form 10-K for the period ended March 31, 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as stated in their report thereon appearing therein, and are based in part on the reports of MNP LLP, Bell Partners and Shanghai Jialiang CPAs, with respect to Thermon Canada Inc., Thermon Australia Pty Ltd. and Thermon Heat Tracing & Engineering (Shanghai) Co., Ltd., respectively. The financial statements referred to above are included in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We are incorporating by reference certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we reference this way is considered part of this prospectus.

        We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial registration statement and prior to effectiveness of the registration statement and (ii) between the date of this prospectus and the date of the closing of each offering, other than information furnished pursuant to Item 2.02 or 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of any Current Report on Form 8-K, unless expressly stated otherwise in such Current Report on Form 8-K. You should review these filings as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus.

        This prospectus incorporates by reference the documents listed below that we have filed with the SEC but have not included or delivered with this prospectus:

  •
  our Annual Report on Form 10-K for the fiscal year ended March 31, 2011, filed with the SEC on June 20, 2011;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2011, September 30, 2011 and December 31, 2011, filed with the SEC on August 12, 2011, November 14, 2011 and February 9, 2012, respectively;

  •
  our Current Reports on Form 8-K filed on May 13, 2011, June 2, 2011, June 7, 2011, July 11, 2011, August 5, 2011, November 22, 2011, April 2, 2012 and May 10, 2012, and our Current Report on Form 8-K/A filed on July 7, 2011; and

  •
  the description of Thermon Group Holdings, Inc.'s common stock contained in the Company's registration statement on Form 8-A filed with the SEC on April 28, 2011 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purposes of updating such description.

        Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the reporting requirements of the Exchange Act, and, as a result, are required to file periodic reports, proxy statements and other information with the SEC. We have filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the shares of our common stock covered by this prospectus. This prospectus is a part of that registration statement. The registration statement contains additional important information about us and our capital stock. The rules and regulations of the SEC allow us to omit from this prospectus certain information that is included in the registration statement. You should refer to the registration statement and its exhibits to read that information.

        You may read and copy the registration statement, the related exhibits, the periodic reports we file and the other material we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits thereto. Copies of the registration statement, including the exhibits thereto, are also available at your request, without charge, from Thermon Group Holdings, Inc., 100 Thermon Drive, San Marcos, TX 78666, Attention: Investor Relations. Our telephone number at that address is (512) 396-5801. We also maintain an Internet site at http://www.thermon.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the estimated expenses payable by us in connection with the sale and distribution of the securities registered hereby. All amounts are estimates except for the SEC registration fee.

SEC Registration Fee		$71,042.32
Printing Fees and Expenses	$	*
Accounting Fees and Expenses	$	*
Legal Fees and Expenses	$	*
Miscellaneous	$	*

Total:	$	*

*
Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in the connection with the offering of securities under this registration statement on Form S-3. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.    Indemnification of Directors and Officers.

        Delaware General Corporation Law.    Under the Section 145 of the Delaware General Corporation Law, which we refer to as the DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 of the DGCL is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current, director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

        Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit. Our amended and restated certificate of incorporation provides for such limitation of liability.

        Certificate of Incorporation.    Article X of our second amended and restated certificate of incorporation provides that we shall, to the fullest extent authorized by the DGCL, indemnify any person made, or is threatened to be made or otherwise involved in, a party to any action, suit or proceeding (whether civil, criminal or otherwise) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company. We may, by action of our board of directors, provide indemnification to employees and agents of the Company to such extent and to such effect as our board of directors shall determine to be appropriate and authorized by the DGCL. Article X of our second amended and restated certificate of incorporation also provides that no director of the Company shall be personally liable to the Company or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

        Bylaws.    Article VII of our amended and restated bylaws provides that we shall, to the fullest extent permitted by law, indemnify any person made or threatened to be made a party or is otherwise involved in any action, suit or proceeding (whether civil, criminal or otherwise) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise. We may, by action of our board of directors, provide indemnification to such employees and agents of the Company to such extent and to such effect as our board of directors shall determine to be appropriate and authorized by Delaware law.

        Indemnification Agreements.    In addition to the provisions of the amended and restated certificate of incorporation and amended and restated bylaws described above, we have entered into indemnification agreements with our directors and certain officers to indemnify such directors and officers to the fullest extent permitted by our second amended and restated certificate of incorporation and amended and restated bylaws.

        D&O Insurance.    We maintain standard policies of insurance under which coverage is provided to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and to us with respect to payments which may be made by us to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

        Securityholder Agreement.    Section 5.3 of the Securityholder Agreement provides that the Company shall, to the extent allowable under applicable law, indemnify our directors from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such directors in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her.

Item 16.    Exhibits.

        Reference is hereby made to the attached Exhibit Index, which is incorporated herein by reference.

        Certain of the agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

  •
  should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

  •
  have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement; and

  •
  may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

           (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference in the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

        (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

           (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act

of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (7)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        (8)   To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Marcos, State of Texas, on June 1, 2012.

THERMON GROUP HOLDINGS, INC.
By:	/s/ RODNEY BINGHAM
	Name:	Rodney Bingham
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rodney Bingham and Jay Peterson, and each of them, his true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-facts and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        This Power of Attorney shall not revoke any powers of attorney previously executed by the undersigned. This Power of Attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, unless such subsequent power of attorney specifically provides that it revokes this Power of Attorney by referring to the date of the undersigned's execution of this Power of Attorney. For the avoidance of doubt, whenever two or more powers of attorney granting the powers specified herein are valid, the agents appointed on each shall act separately unless otherwise specified.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RODNEY BINGHAM Rodney Bingham	President and Chief Executive Officer and Director (Principal Executive Officer)	June 1, 2012
/s/ JAY PETERSON Jay Peterson	Chief Financial Officer, Senior Vice President, Finance and Secretary (Principal Financial and Accounting Officer)	June 1, 2012

Signature	Title	Date

/s/ CHARLES A. SORRENTINO Charles A. Sorrentino	Chairman of the Board of Directors	June 1, 2012
/s/ MARCUS J. GEORGE Marcus J. George	Director	June 1, 2012
/s/ RICHARD E. GOODRICH Richard E. Goodrich	Director	June 1, 2012
/s/ STEPHEN A. SNIDER Stephen A. Snider	Director	June 1, 2012
/s/ MICHAEL W. PRESS Michael W. Press	Director	June 1, 2012

EXHIBIT INDEX

Exhibit Numbers		Description
1.1	*	Form of Underwriting Agreement

3.1		Second Amended and Restated Certificate of Incorporation of Thermon Group Holdings, Inc., dated as of May 10, 2011 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on May 13, 2011)

3.2		Amended and Restated Bylaws of Thermon Group Holdings, Inc., effective as of May 10, 2011 (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on May 13, 2011)

4.1		Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-172007) of Thermon Group Holdings, Inc. filed on April 1, 2011)

4.2		Amended and Restated Securityholder Agreement, dated as of April 30, 2010, among Thermon Group Holdings, Inc. and the other parties identified therein (incorporated by reference to Exhibit 10.5 to Registration Statement on Form S-4 (File No. 333-168915) of Thermon Industries, Inc. and additional registrants named therein filed on August 18, 2010)

4.3		Amendment No. 1, dated as of April 1, 2011 and effective May 10, 2011, to Amended and Restated Securityholder Agreement, dated as of April 30, 2010, among Thermon Group Holdings, Inc. and the other parties identified therein (incorporated by reference to Exhibit 10.24 to Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-172007) of Thermon Group Holdings, Inc. filed on April 1, 2011)

4.4		Amendment No. 2, dated as of May 4, 2012, to Amended and Restated Securityholder Agreement, dated as of April 30, 2010, as previously Amended by Amendment No. 1, dated as of April 1, 2011 and effective as of May 10, 2011, among Thermon Group Holdings, Inc. and the other parties identified therein (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K of Thermon Group Holdings, Inc. filed on May 10, 2012)

4.5	*	Form of Certificate of Designation, including specimen certificate (relating to the preferred stock registered hereby)

4.6		Form of Indenture (relating to the debt securities registered hereby)

4.7		Indenture, dated as of April 30, 2010, between Thermon Industries, Inc. (as successor by merger to Thermon Finance, Inc.), as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-4 (File No. 333-168915) of Thermon Industries, Inc. and additional registrants named therein filed on August 18, 2010) (relating to outstanding 9.500% Senior Secured Notes due 2017 of Thermon Industries, Inc.)

4.8		First Supplemental Indenture, dated as of April 30, 2010, among Thermon Industries, Inc. (as successor by merger to Thermon Finance, Inc.), as issuer, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (incorporated by reference to Exhibit 4.2 to Registration Statement on Form S-4 (File No. 333-168915) of Thermon Industries, Inc. and additional registrants named therein filed on August 18, 2010) (relating to outstanding 9.500% Senior Secured Notes due 2017 of Thermon Industries, Inc.)

4.9		Form of 9.500% Senior Secured Note due 2017 (incorporated by reference to Exhibit 4.3 to Amendment No. 3 to Registration Statement on Form S-4 (File No. 333-168915) of Thermon Industries, Inc. and additional registrants named therein filed on November 22, 2010)

Exhibit Numbers		Description
4.10		Second Lien Security Agreement, dated as of April 30, 2010, among Thermon Industries, Inc. (as successor by merger to Thermon Finance, Inc.), the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as collateral agent (incorporated by reference to Exhibit 10.3 to Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-168915) of Thermon Industries, Inc. and additional registrants named therein filed on September 29, 2010) (relating to outstanding 9.500% Senior Secured Notes due 2017 of Thermon Industries, Inc.)

4.11		Intercreditor Agreement, dated as of April 30, 2010, between General Electric Capital Corporation, as the first lien agent, and The Bank of New York Mellon Trust Company, N.A., as the second lien agent, and acknowledged by Thermon Industries, Inc. (as successor by merger to Thermon Finance, Inc.) and the guarantors listed on the signature pages thereto (incorporated by reference to Exhibit 10.4 to Registration Statement on Form S-4 (File No. 333-168915) of Thermon Industries, Inc. and additional registrants named therein filed on August 18, 2010) (relating to outstanding 9.500% Senior Secured Notes due 2017 of Thermon Industries, Inc.)

4.12	*	Form of Warrant Agreement (including form of warrant certificate)

4.13	*	Form of Stock Purchase Contract (including form of stock purchase contracts and/or stock purchase units, if any)

5.1		Opinion of Sidley Austin LLP

12.1		Statement Regarding Computation of Ratio of Earnings to Fixed Charges

23.1		Consent of Ernst & Young LLP

23.2		Consent of MNP LLP

23.3		Consent of Bell Partners

23.4		Consent of Shanghai JiaLiang CPAs

23.5		Consent of Sidley Austin LLP (contained in its opinion filed as Exhibit 5.1)

24.1		Power of Attorney (see page II-6)

25.1	**	Statement of Eligibility of Trustee on Form T-1

*
To the extent applicable, to be filed by amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.

**
To be incorporated herein by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.